EXHIBIT 99.1

VERSO SETTLES WITH U.S. DEPARTMENT OF JUSTICE
REGARDING PENDING ACQUISITION OF NEWPAGE
Settlement Enables Completion of Acquisition in Early January 2015
MEMPHIS, Tenn. (December 31, 2014) - Verso Paper Corp. (NYSE:VRS), a leading North American producer of printing and specialty papers and pulp, today announced that it has reached a settlement with the United States Department of Justice that will permit Verso to proceed with its acquisition of NewPage Holdings Inc. The transaction, valued at approximately $1.4 billion, originally was announced on January 6, 2014. Upon the completion of the NewPage acquisition, Verso will have approximately $3.5 billion in annual sales and approximately 5,800 employees in eight mills across six states.

As part of the settlement process, the United States today filed a civil antitrust lawsuit in the U.S. District Court for the District of Columbia alleging that Verso’s proposed acquisition of NewPage would violate the antitrust laws. At the same time, the United States filed a proposed settlement that, if approved by the court, will resolve the lawsuit and enable the transaction to proceed. The transaction remains subject to customary closing conditions.
The proposed settlement requires the divestiture of NewPage’s paper mills in Biron, Wisconsin, and Rumford, Maine, as previously announced on October 30, 2014. The proposed settlement will be published in the Federal Register and will be subject to public comment, as required by the Antitrust Procedures and Penalties Act (known as the Tunney Act).
Verso expects to complete the NewPage acquisition in early January 2015. NewPage is expected to complete the divestiture of the Biron and Rumford mills to a subsidiary of Catalyst Paper Corporation in connection with Verso’s acquisition of NewPage.
“The combination of Verso and NewPage will create a stronger, more stable company that will be better positioned to serve our customers and compete in a competitive global marketplace,” said David J. Paterson, Verso’s president and chief executive officer. “We are pleased that we were able to address the concerns of the Justice Department while preserving the benefits of the transaction for our stockholders and customers.”
“Although this transaction has been among the most challenging and complex, the resulting combination will create value for all of our constituents, particularly our shareholders,” said Mark Angelson, the chairman of NewPage. “We would not have come this far without critical input from the Justice Department and the advisors, key shareholders and directors of both companies.”
Following the completion of the NewPage acquisition, Verso’s existing senior leadership team will continue to lead the combined company.

About Verso Paper Corp.
Verso Paper Corp. is a leading North American producer of coated papers, including coated groundwood and coated freesheet, and specialty products. Verso is headquartered in Memphis, Tennessee, and owns and operates two paper mills located in Maine and Michigan. Verso's paper products are used primarily in media and marketing applications, including magazines, catalogs and commercial printing applications such as high-end advertising brochures, annual reports and direct-mail advertising. Additional information about Verso is available on its website at www.versopaper.com.

Forward-Looking Statements
In this press release, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “intend,” and other similar expressions. Forward-looking statements are based on currently available business, economic, financial, and other information and reflect management's current beliefs, expectations, and views with respect to future developments and their potential effects on Verso. Actual results could vary materially depending on risks and uncertainties that may affect Verso and its business. For a discussion of such risks and uncertainties, please refer to Verso's filings with the Securities and Exchange Commission. Verso assumes no obligation to update any forward-looking statement made in this press release to reflect subsequent events or circumstances or actual outcomes.

Contact
Verso Paper Corp.
Robert P. Mundy
Senior Vice President and Chief Financial Officer

901-369-4128
robert.mundy@versopaper.com
www.versopaper.com